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EXHIBIT 10.18

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT ("AGREEMENT") dated as of May 30, 2005, between PPOL, Inc., a California corporation ("COMPANY") and K.K. H.I. Consultants, a Japan corporation ("INVESTOR").

         WHEREAS, Company is issuing and selling shares of its common stock, $0.001 par value ("COMMON STOCK") to Investor subject to the terms and conditions set forth herein; and

         WHEREAS, the shares of Common Stock being purchased by Investor hereunder ("SHARES") are being issued in a private placement without registration under the Securities Act of 1933, as amended (the "ACT"), in reliance on one or more exemptions from the registration requirements under the Act;

         NOW THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SALE AND CLOSING.

         1.1 CLOSING. The closing of the transactions contemplated hereby ("CLOSING") will take place on the date this Agreement is signed, in Tokyo, Japan at the offices of AJOL Co., Ltd., the Company's wholly-owned subsidiary.

         1.2 TOTAL PURCHASE PRICE. The purchase price for the Shares to be paid by Investor at Closing is Two Hundred Million Japanese Yen (JPY200, 000,000) in Japan currency ("PURCHASE PRICE").

         1.3 CLOSING PRICE PER SHARE. The price per Share to be paid by Investor ("CLOSING PRICE") will be $4 per share. The yen conversion will be based upon 12 noon buying rates in New York on May 27, 2005 that is certified by the New York Federal Reserve Bank for customs purposes.

         1.4 PURCHASE AND SALE. Upon the basis of the representations, warranties and covenants, and subject to the terms and conditions set forth in this Agreement, Investor agrees to purchase, and Company agrees to sell, issue and deliver to Investor at the Closing, the number of Shares of Common Stock equal to the Purchase Price divided by the Closing Price.

         1.5 RELATED AGREEMENT. At the Closing, Company and Investor will execute and deliver a Registration Rights Agreement in the form attached hereto as EXHIBIT A.

         1.6 DELIVERY AND PAYMENT.

                  (a) DELIVERIES BY COMPANY. At Closing, Company will deliver to
Investor: (i) a stock certificate or certificates evidencing the number of Shares to be purchased by Investor hereunder, (ii) an original of each of the


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Registration Rights Agreement fully executed by Company, and (iii) all other documents, instruments and writings required to be delivered by Company to Investor hereunder or otherwise required in connection herewith.

                  (b) DELIVERIES BY INVESTOR. At or before the Closing, Investor will deliver to Company: (i) the Purchase Price, by wire transfer of immediately available funds to the account designated by Company, (ii) an original of the Registration Rights Agreement fully executed by Investor, and (iii) all other documents, instruments and writings required to be delivered by Investor to Company hereunder or otherwise required in connection herewith.

2. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Investor that, except as described in Company's reports filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "REPORTS"):

         2.1 CORPORATE POWER AND AUTHORITY. Company has the corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by Company of this Agreement and the Registration Rights Agreement, and the consummation by Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Company. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Company and constitute valid and binding obligations of Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

         2.2 ORGANIZATION AND QUALIFICATION. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has corporate power to carry on its business as it is now being conducted or proposed to be conducted.

         2.3 CAPITALIZATION. The authorized capital stock of Company as of December 31, 2004, consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of preferred stock. As of December 31, 2004, there were 17,993,752 shares of Common Stock issued and outstanding, and no shares of preferred stock were outstanding. Since December 31, 2004 no shares of Company's capital stock have been issued, except shares issued as dividends or upon the exercise of director or employee stock options.

         2.4 SHARES. Upon issuance, sale and delivery as contemplated hereunder, the Shares will be duly authorized, validly issued, fully paid and non-assessable, free of all preemptive and similar rights and other restrictions on transfer, other than those arising under applicable state and federal securities laws.


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         2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the
Company's filings with the SEC, there has been no material adverse change in the capitalization, assets, liabilities or income of Company since the issuance of the financial statements as reflected in Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, as filed with the SEC.

         2.6 COMPLIANCE. Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

         2.7 NO LITIGATION. There is no pending, or, to the knowledge of Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or the Registration Rights Agreement, or which involves Company and which if adversely determined could reasonably be expected to have a material adverse effect on Company's ability to perform hereunder or thereunder.

         2.8 NO CONSENTS. Except for filings that may be required under federal or state securities laws, no consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Agreement or the Registration Rights Agreement or the taking of any action contemplated hereunder or thereunder.

         2.9 NON-CONTRAVENTION. The execution, delivery and performance by Company of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not: (a) violate any provision of Company's articles of incorporation or bylaws, each as currently in effect, (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which Company is a party or by or to which Company or any of Company's assets or properties may be bound or subject, (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which Company, or the assets or properties of Company are bound, or (d) to Company's knowledge, violate any statute, law or regulation.

         2.10 NO BROKERS OR FINDERS. No person, entity, broker, finder, investment banker or other intermediary, has been retained by or is authorized to act on behalf of Company, or is entitled to or could reasonably be expected to be entitled to any brokerage, finder's or other fee or commission from Company in connection with the negotiation, preparation, execution or delivery of this Agreement or the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants to Company that:


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         3.1 AUTHORITY RELATIVE TO AGREEMENT. Investor has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by Investor of this Agreement and such Registration Rights Agreement and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Investor. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Investor and constitute valid and binding obligations of Investor, enforceable against it in accordance with their respective terms.

         3.2 ACCREDITED INVESTOR STATUS. Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Act. Investor is acquiring the Shares (the "SECURITIES") for its own account, for investment purposes only and without a view toward the further distribution of the Securities. Investor acknowledges that it has made an independent due diligence investigation of Company and has reviewed each of the Reports at a reasonable time prior to the execution of this Agreement. Investor has had the opportunity to ask questions and receive answers concerning the business and affairs of Company and the terms and conditions of the sale of the Securities and to obtain any additional information (which Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to Investor. Investor is highly sophisticated in business and financial matters, and fully understands the transactions described in this Agreement and the Registration Rights Agreement. Investor: (a) is able to bear the loss of the entire principal amount of its investment in the Securities without any material adverse effect on its business, operations or prospects, (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of making its investment in the Securities, (c) realizes that Company has a significant need for additional financing, (d) realizes that its investment in the Securities is highly speculative and subject to significant risks, including those risks identified in the Reports, and (e) understands that the documents, including the Reports, provided to Investor in connection with the transactions contemplated hereby may contain forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those stated.

         3.3 FOREIGN INVESTOR STATUS. Investor is not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S promulgated under the Act, and is not purchasing the Securities for the account or benefit of a U.S. person. Investor acknowledges and agrees that: (a) the Securities have not been registered under the Act and may not, and will not, be offered or sold in the United States or to U.S. persons unless the Securities are registered under the Act, or an exemption from the registration requirements under the Act and applicable state law is available, (b) Investor will resell the Securities only in accordance with the provisions of Regulation S, registration under the Act or an available exemption from registration, and (c) hedging transactions involving the Securities may not, and will not, be conducted unless in compliance with the Act.


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         3.4 RESTRICTED SECURITIES. Investor understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act and applicable state law only in certain limited circumstances. In this regard, Investor represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Investor understands that it is accepting the Securities for investment purposes only and without the view toward the further distribution of such securities except pursuant to a registration statement that may be effective permitting the public offer or sale of such securities or pursuant to an exemption from registration under federal and applicable state laws. In the event Investor does attempt to offer or sell the Securities in the circumstances contemplated by the preceding sentence, Investor will do so only in accordance with the requirements of federal and applicable state laws and interpretations thereof.

         3.5 RESTRICTIVE LEGENDS. Until such time, if ever, a registration statement covering the Securities is filed and declared effective by the SEC, or the distribution compliance period under Rule 903 and the holding period requirement under Rule 144 under the Act expire, Investor understands that the certificates evidencing the Securities will bear a legend substantially in form provided under SECTION 5.2 of this Agreement.

         3.6 NO NON-PUBLIC INFORMATION. Investor is not in possession of, nor has Company or its agents disclosed to Investor, any material non-public information (not including the information relating to the negotiations for, and the transaction contemplated by, this Agreement which could be considered "material" and which have not yet been publicly announced) that if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock, or which the Company would be required to disclose according to applicable law, rule or regulation.

         3.7 NO BROKERS OR FINDERS. No person, entity, broker, finder, investment banker or other intermediary, has been retained by or is authorized to act on behalf of Investor, or is entitled to or could reasonably be expected to be entitled to any brokerage, finder's or other fee or commission from Company or Investor in connection with the negotiation, preparation, execution or delivery of this Agreement or the transactions contemplated hereby.

4. CLOSING CONDITIONS.

         4.1 CONDITIONS TO CLOSING OF INVESTOR. Investor's obligation to purchase the Shares at the Closing is subject to the satisfaction, or waiver by Investor, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company set forth in this Agreement will be true and correct in all material respects (except for those qualified as to materiality to the extent that such representation or warranty speaks of an earlier date) as though made on and as of the Closing.


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                  (b) REGISTRATION RIGHTS AGREEMENT. Company will have executed and delivered to Investor this Agreement and each of the Registration Rights Agreement.

         4.2 CONDITIONS TO CLOSING OF COMPANY. Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, or waiver by Company, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing (except to the extent that such representation or warranty speaks of an earlier date) as though made on and as of the Closing.

                  (b) RECEIPT OF PURCHASE PRICE. Company will have received the Purchase Price, by wire transfer of immediately available funds to the account designated by Company.

                  (c) RELATED AGREEMENT. Investors will have executed and delivered to Company this Agreement and the Registration Rights Agreement.

5. RESTRICTIONS ON TRANSFER OF SHARES.

         5.1 RESTRICTIONS ON TRANSFERABILITY. The Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Act and any other applicable securities laws, or pursuant to an exemption therefrom. Company is required to refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and shall give stop transfer orders to its transfer agent with respect to the Securities if necessary in order to enforce the foregoing restrictions.

         5.2 RESTRICTIVE LEGEND. Each certificate representing the Shares will contain a legend substantially to the following effect (in addition to any legends required under applicable securities laws).

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


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         5.3 STATE SECURITIES LAW. The sale of the securities which are the subject of this agreement has not been qualified with the commissioner of corporations of the State of California and the issuance of the securities or the payment or receipt of any part of the consideration therefor prior to the qualification is unlawful, unless the sale of securities is exempt from the qualification by section 25100, 25102 or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned upon the qualification being obtained unless the sale is so exempt.

6. GENERAL.

         6.1 AMENDMENTS AND WAIVERS. No modifications or amendments to, or waivers of, any provision of this Agreement may be made, except pursuant to a document signed by Company and the holders of a majority of the outstanding Shares issued in the Placement.

         6.2 SUCCESSORS AND ASSIGNS. The provisions of this Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding the foregoing, neither Investor nor Company will assign or delegate any of its rights or obligations under this Agreement.

         6.3 NO THIRD-PARTY BENEFICIARIES. No person or entity not a party to this Agreement will be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder. All representations, warranties or agreements of Investor contained in this Agreement will inure to the benefit of Company.

         6.4 INTERPRETATION. The words "include," "includes," and "including" when used herein will be deemed in each case to be followed by the words "without limitation." This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party. The words "hereof," "herein," "herewith," "hereby" and "hereunder" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

         6.5 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification will not affect any other provision hereof; provided that if such provision may not be so modified, such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.


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         6.6 DESCRIPTIVE HEADINGS. The descriptive headings used in this
Agreement are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         6.7 EXPENSES. Each party will pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including fees of legal counsel.

         6.8 FURTHER ASSURANCES. Each party to this Agreement will do and perform or cause to be done and performed all such further acts and things and will execute and deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         6.9 NOTICES. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, by facsimile (with oral confirmation) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Company:                            PPOL, Inc.
                                          11661 San Vicente Boulevard, Suite 901
                                          Los Angeles, California 90049
                                          Attn.  Richard H. Izumi
                                          Phone:   (310)  979-8513
                                          Fax:     (310) 979-8519
with a copy to:                           Mark. T. Hiraide, Esq.
                                          Petillon & Hiraide LLP
                                          21515 Hawthorne Blvd., Suite 1260
                                          Torrance, California 90503
                                          Phone:   (310) 543-0500
                                          Fax:     (310) 543-0550
If to Investor:                           K.K. H.I. Consultants
                                          4-21-5 Denenchofu, Ota -ku
                                          Tokyo, Japan
                                          Attn.  Hisao Inoue
                                          Phone:   (03) 5775-2891
                                          Fax:     (03) 5775-2272

         6.10 ARBITRATION. Any controversy, dispute or claim of any nature whatsoever arising out of, in connection with or in relation to this Agreement or the Registration Rights Agreement, including the issue of arbitrability of any such disputes, must be brought only in Los Angeles, California and will be resolved by final and binding arbitration in accordance with the UNCITRAL


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Commercial Arbitration Rules by a retired judge at JAMS. JAMS will be the appointing authority, and the hearing will be held in Los Angeles, California. The prevailing party in any dispute will be entitled to recover all attorney's fees, costs and expenses in addition to other allowable costs.

         6.11 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, and construed in accordance with, the internal law of the United States and the State of California, without regard to conflicts of laws.

         6.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original and all of which together will constitute one and the same instrument.

         6.13 ENTIRE AGREEMENT. This Agreement and its Exhibits and the Registration Rights Agreement collectively constitute the entire agreement among the parties with respect to the transactions contemplated hereby, thereby and related matters and collectively supersede any prior or contemporaneous negotiations, understandings or agreements, both oral and written, with respect hereto or thereto.

         The parties have executed this Agreement as of the date first set forth above.

                                              COMPANY:

                                              PPOL, INC.


                                              /s/ Hisao Inoue
                                              ----------------------------------
                                              By: Hisao Inoue
                                                  Its Chief Executive Officer


                                              /s/ Masao Yamamoto
                                              ----------------------------------
                                              By: Masao Yamamoto
                                                  Its Chief Operating Officer

                                              INVESTOR:

                                              K.K. H.I. CONSULTANTS


                                              /s/ Hisao Inoue
                                              ----------------------------------
                                              By: Hisao Inoue
                                                  Its Representative Director


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